Investor Presentation April 2016 Exhibit 99.1

Disclaimer Safe Harbor/Non- GAAP Financial Disclosure Forward Looking Statements All statements included in this presentation, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements, may include, without limitation, statements regarding (A) the transaction between Pinnacle Entertainment, Inc. (including any operating business of Pinnacle Entertainment, Inc. that would be spun-off to stockholders in such transaction, the “Company”) and Gaming and Leisure Properties, Inc. (“GLPI”) whereby the Company would sell its real estate assets to GLPI, including the plans, projections and estimates regarding the Company following a transaction with GLPI and the consummation of any transaction and the timing thereof, the ability of the Company to complete the contemplated financing transactions and reorganizations in connection with the transaction, and the ability of the Company to obtain required regulatory approvals; the stock price of the Company following the consummation of a transaction with GLPI; the potential advantages, benefits and impact of, and opportunities created by, the transaction, the strategy and growth of the Company (including market growth potential in various markets), and the future earnings and profits of the Company (including the Consolidated Adjusted EBITDA, EBITDAR, and Free Cash Flows); (B) the transaction between the Company and a subsidiary of GLPI whereby the Company would acquire the operations of the Meadows Racetrack and Casino (the “Meadows Transaction”), the expected synergies and benefits of the Meadows Transaction, and the consummation of the Meadows Transaction and the timing thereof, the ability of the Company to obtain approval of the Pennsylvania Gaming Control Board and Pennsylvania Harness racing Commission, and the Company’s ability to satisfy closing conditions to the definitive agreement, including the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and (C) with respect to the Company’s business generally, expected results of operations and future operating performance and future growth (including the Company’s anticipated first quarter results for L’Auberge Lake Charles and Belterra Park), adequacy of resources to fund development and expansion projects, liquidity, financing options, including the state of the capital markets and the Company’s ability to access the capital markets, the state of the credit markets and economy, cash needs, cash reserves, operating and capital expenses, expense reductions, the sufficiency of insurance coverage, anticipated marketing costs at various projects, the future outlook of the Company and the gaming industry and pending regulatory and legal matters, the ability of the Company to continue to meet its financial and other covenants governing its indebtedness, the Company’s anticipated future capital expenditures, the ability to implement strategies to improve revenues and operating margins at the Company’s properties, reduce costs and debt, the Company’s ability to successfully implement marketing programs to increase revenue at the Company’s properties, the Company’s ability to improve operations and performance at its various properties and the potential impact of the Golden Nugget’s Lake Charles resort on the Company’s results of operations. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from actual those reflected in such statements. There is no assurance that a transaction with GLPI or the Meadows Transaction will be completed on any particular timeframe or at all. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. Additional factors and uncertainties include, but are not limited to: the Company’s sensitivity to reductions in consumers’ discretionary spending as a result of downturns in the economy; significant competition in the gaming industry in all of the Company’s markets, which could adversely affect the Company’s revenues and profitability; harm to the Company from cyber security attacks, which could adversely affect the Company’s revenues and profitability; the implementation and operational complexities regarding the transaction with GLPI, including obtaining required regulatory approvals, financings and possible internal reorganizations; the ability of the Company to close the Meadows Transaction and operational complexities regarding the Meadows Transaction; the operating and financial restrictions on the Company imposed by the terms of the Company’s credit facility and the indentures governing its senior and subordinated indebtedness; and other risks, including those as may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). For more information on the potential factors that could affect the Company’s financial results and business, review the “Risk factors” section in the offering memorandum and those set forth in the Company's Form 10 incorporated by reference into the offering memorandum. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect actual outcomes. The presentation is for information purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy any securities of Pinnacle or any other issuer. Non-GAAP Financial Measures To supplement the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses non-GAAP financial measures that exclude certain items. Non-GAAP financial measures are not prepared in accordance with GAAP and are not calculated in the same way by all companies; therefore, this information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, financial measures calculated in accordance with GAAP. Reconciliations of Consolidated Adjusted EBITDA to Income from Continuing Operations can be found in the Company's Current Report on Form 8-K filed on April 11, 2016. Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA Margin, EBITDAR and Free Cash Flows are non-GAAP measurements. The Company defines Consolidated Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening, development and other costs, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, loss on early extinguishment of debt, gain (loss) on sale of equity security investments, income (loss) from equity method investments, non-controlling interest and discontinued operations. The Company defines Consolidated Adjusted EBITDA Margin as Consolidated Adjusted EBITDA divided by revenues on a consolidated basis. The Company defines EBITDAR as Consolidated Adjusted EBITDA excluding rent expense associated with the Master Lease to be entered into with GLPI. The Company defines Free Cash Flow as Consolidated Adjusted EBITDA less rent, cash paid for interest expense, cash paid for taxes, and maintenance capital expenditures. The Company uses these non-GAAP financial measures as relevant and useful measures to compare operating results between accounting periods. The presentation of these Non-GAAP financial measures have economic substance because they are used by management as a performance measure to analyze the performance of its business and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial, non-operational depreciation charges and financing costs of such projects. Management eliminates the results from discontinued operations as they are discontinued. Management also reviews pre-opening, development and other costs separately, as such expenses are also included in total project costs when assessing budgets and project returns, and because such costs relate to anticipated future revenues and income. Management believes that these financial measures are useful measures for investors because they are indicators of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value of companies within our industry. Consolidated Adjusted EBITDA also approximates the measures used in the debt covenants within the Company’s debt agreements. Consolidated Adjusted EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company compensates for these limitations by using other comparative measures to assist in the evaluation of operating performance. Ameristar, Belterra, Boomtown, Casino Magic, Heartland Poker Tour, L’Auberge, River City, and Belterra Park are registered trademarks of Pinnacle Entertainment, Inc. All rights reserved.

Today’s Presenters Carlos Ruisanchez President & Chief Financial Officer – Pinnacle Entertainment Vincent Zahn Vice President & Treasurer – Pinnacle Entertainment Anthony Sanfilippo Chief Executive Officer – Pinnacle Entertainment PNK (Current Nasdaq ticker) | PNKZV (When issued OpCo shares) | PNK (Future anticipated Nasdaq ticker)

Transformation of Pinnacle Entertainment (“PNK”) 2010 – 2013 New management implements the following initiatives: Implement prudent growth and expansion strategy Improve operational efficiencies to expand margins Repurchase 4.4mm shares of PNK for $51mm or $11.40 per share 2016 Forward… Continue to be a leading operator of regional gaming assets Focus operating strategy on: Capitalize on organic growth opportunities Seek cash-flow accretive acquisition opportunities Increase operating efficiencies and maximize cash flow Reduce leverage profile and continue financial prudence 2009 – Early 2010 Beginning of transition to new senior leadership, with new philosophy and direction # of properties: 8 Cons. Adj. EBITDA margin: 17% 2013 Closed transformative Ameristar transaction, creating a leading diversified U.S. gaming company with high margins and much larger cash flow base # of properties: 15 properties across 9 states Cons. Adj. EBITDA margin: 25% 2015 Further invest in platform and expand margins Announced spin-off of operations and sale and leaseback of real estate assets to GLPI Cons. Adj. EBITDA margin: 27% 2009 2011 2013 2015 2016+

Shareholders Have Benefited From Backing This Company and Its Management Team… Total Return CAGR PNK S&P 500 PNK S&P 500 Since Jan 1, 2010 342.3% 87.8% 26.6% 10.5% Last 2 Years 79.9% 12.3% 34.1% 6.0% Source: Public filings, Bloomberg; Market data as of 4/18/16 26.6% CAGR since 1/1/10 $39.72

GLPI Transaction overview

Transaction Overview Pinnacle Entertainment, Inc. (“PNK” or “Pinnacle”) entered into a definitive agreement with Gaming and Leisure Properties, Inc. (“GLPI”) regarding the sale leaseback of substantially all of its real estate assets As part of the transaction, Pinnacle will spin-off its operations and certain of its real estate assets to existing stockholders in a taxable transaction, thereby separating its operating assets (“OpCo”) and its real estate assets (“PropCo”) Pinnacle shareholders will receive one share of OpCo common stock per share of PNK common stock upon the spin-off Pinnacle shareholders will receive a fixed exchange ratio of 0.85 shares of GLPI common stock per share of PNK common stock GLPI will assume $2.7 billion of PNK debt and fund certain transaction costs, which will significantly reduce OpCo leverage at closing Pinnacle will continue to operate its gaming entertainment businesses, and will lease back its properties under a triple-net master lease with GLPI with initial annual rent of $377 million Pinnacle will continue to own the real estate of Belterra Park, an indirect interest in Retama Park, and in excess of 450 acres of developable land in Lake Charles and Baton Rouge adjacent to the Company’s businesses at these locations The transaction is expected to close on April 28, 2016

Unlocks Value of Real Estate Well Positioned Company Monetizes real estate and accelerates separation of Pinnacle’s operating business Unlocks significant embedded real estate value with total consideration of approximately $4.9 billion Pinnacle shareholders to receive $28.20 per share of GLPI stock for its real estate(1) Accelerates the planned separation of Pinnacle’s real estate from its operating assets and provides greater certainty of real estate value realization relative to alternative plans In addition to equity consideration, GLPI will fund a significant portion of PNK’s debt refinancing GLPI assumption of $2.7 billion of debt plus accrued interest, debt breakage and other closing expenses PNK expects to incur gross expenses related to the transaction of approximately ~$50 million GLPI is providing a $25 million reimbursement to PNK for its transaction costs Transaction Dynamics and Rationale Notes: Based upon GLPI’s closing share price of $33.18 on 4/18/16 and 0.85 exchange ratio Based on when issued trading stock PNKZV close of $11.59 at 4/18/16 Transaction Dynamics Pinnacle is expected to be well capitalized with significant growth potential following the transaction Transaction will significantly reduce Pinnacle’s conventional debt balance Continued focus on operational excellence and maximizing property financial performance Well positioned to benefit from improving regional gaming demand trends; no new near-term competition expected in PNK’s markets Financial flexibility to capitalize on internal and external growth opportunities Experienced management team with a proven track record and demonstrated financial prudence Lower cash tax rate due to tax basis step up at transaction

Sources & Uses and Pro Forma Capitalization

Sources at 3/31/16

	($ million)
New Revolver	$0
New Term Loan A	185
New Term Loan B	300
New Unsecured Senior Notes	375
Total sources	**$860**

Uses at 3/31/16

	($ million)
OpCo Cash Payment at 3/31/16	$805
Est. Fees & Expenses	33
Cash to Balance Sheet	22
Total uses	**$860**

Pro Forma Capitalization at 3/31/16

($ million)	3/31/2016[(1)] Current	Pro forma @ Closing 3/31/16 (GAAP)	Pro forma @ Closing 3/31/16 (Conv.)	Including Meadows 3/31/16 (Conv.)
Cash	$121	$152	$152	$130
Revolver	$750	-	-	$108
Term Loan	197	-	-	-
New Term Loan A	-	$185	$185	185
New Term Loan B	-	300	300	300
Other debt	0	-	-	-
Total Senior Secured Debt	**$947**	**$485**	**$485**	**$593**
Current bonds	$2,565	-	-	-
New Senior Notes	-	$375	$375	375
Conventional debt	**$3,512**	**$860**	**$860**	**$968**
Financing Obligation	-	$2,781	-	-
Total debt	**$3,512**	**$3,641**	**$860**	**$968**
LTM EBITDAR (Post-corporate)[(2)]	$623	$623	$623	$645
LTM EBITDA	$623	$623	$246	$268
Total leverage[(3)]	5.6x	5.8x	3.5x	3.6x
Interest coverage[(4)]	2.5x	n/m	6.1x	6.3x
Rent coverage[(5)]	n/a	n/m	1.9x	2.0x

Notes:
(1) Based on Company 8-K disclosure on 4/11/16
(2) LTM 3/31/16 Adj. EBITDA of $623 million assumes mid-point of 1Q16 EBITDA range in Company 8-K disclosure on 4/11/16 of $171 million and includes a $4.9 million EBITDA adjustment for unrealized business volumes due to regional flooding in Lake Charles, Lake Charles team member retention costs, Bossier City flooding disruption and repair costs, and a non-recurring addition to legal reserves over the LTM period
(3) Total debt (GAAP) / LTM EBITDA
(4) Based on cash interest expense
(5) Property-level EBITDAR / Rent

8

Pinnacle Entertainment

Master Lease Structure Term 10 year initial lease term, with five (5), five-year extension periods (at Pinnacle’s option) Rent Amount Total Rent $377 million in year one, comprised of: Building Rent $289 million; subject to a 2% escalator Land Base Rent Fixed $44 million; fixed for the lease term and extensions; not subject to Escalator Variable $44 million; resets every two years Increases/decreases by 4% of the change in average trailing revenue above/below benchmark year revenues in each reset year (beginning in lease year three) Escalator 2% annually, applied to Building Rent only, subject to minimum rent coverage of 1.8x (property-level) Rent Coverage Pro forma Pinnacle Consolidated Adj. EBITDAR / rent coverage expected to be approximately 1.9x (property-level) Properties Subject to Lease 14 properties, representing all operating properties and associated land (other than Belterra Park and Retama Park) OpCo will own Belterra Park, inclusive of all its real estate assets, as well as Heartland Poker Tour, an indirect interest in Retama Park and in excess of 450 acres of developable land in Lake Charles and Baton Rouge Lease structure provides balance and stability 0%

Go Forward GAAP Accounting for Pinnacle Illustrative LTM 1Q16 PNK PF lease accounting adjustments(1) Notes: Based on Company 8-K disclosure on 4/11/16 LTM 3/31/16 Revenue of $2.3 billion includes $2.4 million adjustment for unrealized business volume from regional flooding in Lake Charles LTM 3/31/16 Adj. EBITDA of $623 million assumes mid-point of 1Q16 EBITDA range in Company 8-K disclosure on 4/11/16 of $171 million and includes a $4.9 million EBITDA adjustment for unrealized business volumes due to regional flooding in Lake Charles, Lake Charles team member retention costs, Bossier City flooding disruption and repair costs, and a non-recurring addition to legal reserves over the LTM period Pro forma GAAP interest expense per PNK Form 10 filed on 4/11/16; assumes financing obligation measured as the minimum lease payments discounted at 12% Pro forma income (loss) from continuing operations per PNK Form 10 filed on 4/11/16 (4) GAAP accounting will require a new financing obligation to be recorded on the balance sheet for the master lease, with future lease payments accounted for through a reduction in the financing obligation and interest expense Pinnacle’s actual lease payments to GLPI do not change Financial covenants are based upon “Operating Lease” accounting, i.e. Conventional Debt / (EBITDAR – Cash Rent Expense) (4) (4) (2) (3) (5)

Transaction Completion is Imminent

① Gaming Regulatory Approvals

- ✓ Mississippi (Oct-2015)
- ✓ Iowa (Jan-2016)
- ✓ Indiana (Feb-2016)
- ✓ Nevada (Mar-2016)
- ✓ Missouri (Mar-2016)
- ✓ Louisiana (Apr-2016)
- ❑ Colorado approval expected April 21, 2016

② Other Key Approvals Complete

- ✓ GLPI and Pinnacle stockholders approved the transaction on March 15, 2016
- ✓ Federal Trade Commission ("FTC") closed its inquiry into whether the transaction will have a competitive impact with no further action

③ Debt Financing Complete

- ✓ March 30: Launched Term Loan B
- ✓ April 11: Launched Notes
- ✓ April 12: Priced Notes
- ✓ April 13: Priced Term Loan B
- ❑ April 28: Closing / Funding

④ Separation Mechanics

- ✓ April 14: New PNK when-issued trading began (PNKZV)
- ✓ April 18: Record date for receiving New PNK shares
- ❑ April 28: Distribution date
- ❑ **April 28: Consummation of merger**
- ❑ April 29: New PNK trades regular way

Pinnacle Entertainment

11

Meadows acquisition overview

Meadows Racetrack & Casino Transaction Overview On 3/29/16 Pinnacle entered into a definitive agreement with a subsidiary of GLPI to acquire the operations of the Meadows Racetrack & Casino (“Meadows”) located just outside of Pittsburgh, PA for a total consideration of $138 million Following the close, Pinnacle will lease the facility from GLPI in a triple-net lease with initial annual rent of $25.5 million and operate the Meadows’ gaming entertainment business Meadows generated TTM at 2/29/16 EBITDAR of approximately $47.2 million and has demonstrated continued positive operating momentum over the past several quarters The purchase price represents 6.4x TTM EBITDA (adjusted for rent) of $21.7 million Pinnacle believes that there are significant cash flow improvements in excess of $10 million per year that can be achieved through operating enhancements Synergy adjusted implied purchase multiple would be below 4.5x Pinnacle intends to finance the acquisition using its revolving credit facility and cash on hand Pinnacle expects to have ample liquidity on its revolving credit facility following the transaction The transaction is subject to Pennsylvania Gaming Control Board and Pennsylvania Harness Racing Commission approval and the termination or expiration of an HSR waiting period The transaction is expected to close in late Q3 2016

Property Overview

Overview of Meadows Racetrack

- Target asset in an attractive domestic regional gaming market with stable revenue and reliable cash flow attributes
- Located in Washington, Pennsylvania (Pittsburgh MSA)
  - 1 of 5 casinos in the Western Pennsylvania market
- Opened in 2007, with subsequent expansion phases
- Asset quality, amenity set, and geographic location is complementary to PNK's existing portfolio of businesses





CASINO

Key Operating & Financial Statistics

Area	180,000 sq. ft.
Slot machines	3,178
Table games	73
Poker tables	11
Others operating details	❖ 11 casual and fine dining restaurants, bars and lounges ❖ A 24-lane bowling alley ❖ A 5/8 mile racetrack with a 500-seat grandstand
Financials highlights	❖ LTM at 2/29/16 EBITDAR: $47.2 million ❖ Margin: 16.4% ❖ Initial rent: $25.5 million ❖ LTM at 2/29/16 EBITDA: $21.7 million

Site Plan



Racetrack
Retail
Hotel
North Garage
Casino
South Garage

Pinnacle Entertainment

14

Meadows Transaction Rationale & Lease Details Meadows Transaction Rationale A top tier asset in a top tier gaming market, with a broad base of operations spanning gaming and non-gaming operations Provides additional geographic diversification and scale to PNK’s already diverse portfolio of businesses Expected synergies to be driven by enhancing the Meadows’ profitable revenue streams with the mychoice player loyalty program, heightened marketing effectiveness, improved data base management and targeted operating efficiencies At closing, the transaction is expected to have a very modest 20 basis point impact on conventional leverage (Conventional debt / EBITDA after rent), and will be significantly accretive to free cash flow Demonstrates the feasibility of PNK’s go-forward operating structure, financial flexibility and growth strategy Key Meadows Lease Terms 10 year initial lease term, with renewal terms up to a total of 29 years (at PNK’s option) Initial rent: $25.5 million, comprised of 55% fixed component - $14.0 million 5% escalator until $31 million of total rent is reached then reset to 2%, subject to coverage floor of 1.8x in Year 1, 1.9x in Year 2, and 2.0x in Year 3 and thereafter 45% variable component - $11.5 million Resets every 2 years beginning in the third year, based upon 4% of trailing two-year average net revenue Pinnacle expects the Meadows lease to be accounted for as an operating lease under GAAP

Key Equity Highlights

Pinnacle – Key Equity Highlights

1 **High Quality, Broad Scale, Diversified Portfolio**	✓ Top regional operator with large, high-quality portfolio of strategically located regional casinos ✓ Geographically diverse platform across 15 gaming resorts • Located in 9 states and **13 distinct gaming markets** • No single asset accounts for more than 15% of total gross gaming revenue
2 **Leading Gaming Entertainment Platform**	✓ First rate operator of 15 gaming resorts with over 600 tables, 21,000 slots and 4,800 rooms ✓ Strong brand names with a national presence, especially in key gaming markets • **76% of EBITDAR** sourced from properties with **#1 and #2** market share positions ✓ No deferred maintenance on properties
3 **Strong Credit Metrics, Capitalization and Free Cash Flow Generation**	✓ Strong FCF yield of **17%**(1) with PF FCF / share of **$2.00** ✓ Expected closing leverage to be **3.5x** ✓ Ample excess available liquidity on revolving credit facility at closing ✓ Well-staggered debt maturity profile with no significant near term refinancing risk
4 **Capital Structure Supportive of Go-Forward Growth Strategy**	✓ Focus on operating efficiencies and maximizing cash flow by leveraging my**choice** loyalty program, hotel management tools, and increased focus on table games where prudent • LTM 3/31/16 Consolidated Adjusted EBITDA margin reached 27%(2,3), improving from 17% in 2009 ✓ Committed to continued deleveraging and maintaining a strong and prudent balance sheet over time • Repaid **$105 million** of debt in 1Q16 • Repaid **$337 million** of debt in 2015 • Repaid approximately **$1.1 billion of debt** since August 2013 closing of Ameristar acquisition

Notes:
(1) Based on when issued trading stock PNKZV close of $11.59 at 4/18/16
(2) LTM 3/31/16 Revenue of $2.3 billion includes $2.4 million adjustment for unrealized business volume from regional flooding in Lake Charles
(3) LTM 3/31/16 Adj. EBITDA of $623 million assumes mid-point of 1Q16 EBITDA range in Company 8-K disclosure on 4/11/16 of $171 million and includes a $4.9 million EBITDA adjustment for unrealized business volumes due to regional flooding in Lake Charles, Lake Charles team member retention costs, Bossier City flooding disruption and repair costs, and a non-recurring addition to legal reserves over the LTM period

17

Pinnacle Entertainment

High Quality, Diversified Portfolio Pinnacle has a diverse operating base of high quality properties across 9 states and 13 distinct gaming markets Key Operating Metrics 15 properties 912,300 square feet 21,004 slot machines 641 table games 4,812 hotel rooms Retama Park, Texas

Best in Class Gaming and Entertainment Operator…

LTM 1Q16 Geographic Presence by Revenue


West
10%
0%
2 States
2 Casinos
South
34%
2 States
5 Casinos
4 States
7 Casinos
Midwest
56%

Pinnacle Net Revenue by Top 10 Properties

Property	LTM 1Q16 Net Revenue ($ million)	% of Consolidated Net Revenue (Pre-Corporate)
L'Auberge Lake Charles[1]	$352.2	15%
Ameristar St. Charles	268.7	12%
River City	220.6	10%
Ameristar East Chicago	217.6	9%
Ameristar Kansas City	200.4	9%
Ameristar Black Hawk	173.6	8%
Ameristar Council Bluffs	166.8	7%
L'Auberge Baton Rouge	158.9	7%
Belterra Casino Resort	120.1	5%
Boomtown New Orleans	113.4	5%

Historical Financial Performance[3]


Total revenue
Adj. EBITDA
$ in millions
3,000
2,500
2,000
1,500
1,000
500
$1,000
$800
$600
$400
$1,945
$2,048
$2,155
$2,198
$2,209
$2,211
$2,292
$2,301
$2,590
$499
$521
$581
$612
$593
$585
$617
$623
$645
2009
2010
2011
2012
2013
2014
2015
LTM 1Q16 (1,2)
LTM 1Q16 PF for Meadows

Notes:
(1) LTM 3/31/16 Revenue of $2.3 billion includes $2.4 million adjustment for unrealized business volume from regional flooding in Lake Charles
(2) LTM 3/31/16 Adj. EBITDA of $623 million assumes mid-point of 1Q16 EBITDA range in Company 8-K disclosure on 4/11/16 of $171 million and includes a $4.9 million EBITDA adjustment for unrealized business volumes due to regional flooding in Lake Charles, Lake Charles team member retention costs, Bossier City flooding disruption and repair costs, and a non-recurring addition to legal reserves over the LTM period
(3) Represents Total Revenue and Adjusted EBITDA as reported by the Pinnacle and Ameristar in 10-K filings (2009-2013 adjusted for Lumiere divestiture); 2009-2010 Adjusted EBITDA margins extrapolated

19

Pinnacle Entertainment

…with Strong Core Margins… Notes: LTM 3/31/16 Revenue of $2.3 billion includes $2.4 million adjustment for unrealized business volume from regional flooding in Lake Charles LTM 3/31/16 Adj. EBITDA of $623 million assumes mid-point of 1Q16 EBITDA range in Company 8-K disclosure on 4/11/16 of $171 million and includes a $4.9 million EBITDA adjustment for unrealized business volumes due to regional flooding in Lake Charles, Lake Charles team member retention costs, Bossier City flooding disruption and repair costs, and a non-recurring addition to legal reserves over the LTM period Historical Adjusted EBITDA margin (1,2)

…and Leading Market Positioning Note: Includes only properties that will be part of the transaction; Based on 2015 Property EBITDAR of $700 million Based on state commission reported revenue; Ameristar Vicksburg and Black Hawk market share based on 2012 reported share PNK Properties’ EBITDAR Contribution by Market Share(1,2) Leading property portfolio within respective regional gaming markets – 76% of EBITDAR from properties with #1 and #2 market share positions #1 and #2 in the market 76% #3 in the market 22% Other 2%

Attractive Pro Forma Free Cash Flow Generation

Pro forma Pinnacle + Meadows free cash flow expected to be approximately $130 million annually, with strong free cash flow yield of 17%

- Tax basis step up provides significant offset to cash taxes and will enhance free cash flow generation


($ million)
$800
$700
$600
$500
$400
$300
$200
$100
$0
$623
$47
$377
$26
$43
$91
$4
$130
FCF of $2.00 / share
FCF yield of 17%(6)
PF LTM 1Q16 Consolidated Adj. EBITDAR(1)
PF LTM 1Q16 Meadows EBITDAR(5)
Less: Rent(2)
Less: Meadows Rent
Less: Cash Interest Expense(3)
Less: Maintenance CapEx(3,4)
Less: Cash taxes(3)
Pro forma Op Co Free Cash Flow

Note: Pro forma for Meadows transaction

(1) LTM 3/31/16 Adj. EBITDA of $623 million assumes mid-point of 1Q16 EBITDA range in Company 8-K disclosure on 4/11/16 of $171 million, includes a $4.9 million EBITDA adjustment for unrealized business volumes due to regional flooding in Lake Charles, Lake Charles team member retention costs, Bossier City flooding disruption and repair costs, and a non-recurring addition to legal reserves over the LTM period

(2) Based on Master Lease Agreement

(3) Based on interest rates in the Company's anticipated new credit facility, as well as the interest rates of a new Senior Unsecured Note and Term Loan B. Assumes the pro forma capital structure including Meadows.

(4) Based on LTM 12/31/15 financials

(5) Meadows anticipated to be accounted for as an operating lease, but illustratively showing EBITDAR and rent separately

(6) Based on when issued trading stock PNKZV close of $11.59 at 4/18/16

22

Pinnacle Entertainment

PNK OpCo is Undervalued on a FCF Yield Basis… Peer average: 11.7% Source: Company filings; Market data as of 4/18/16 Note: Assumes 1Q16 LTM FCF of $131 million, pro forma for Meadows transaction Based on when issued trading stock PNKZV close of $11.59 at 4/18/16 (1,2) Free Cash Flow Yield Benchmarking

Illustrative Pinnacle Implied Valuation Illustrative PNK implied valuation Current Note: Based on when issued trading stock PNKZV close of $11.59 at 4/18/16

Pinnacle Growth Opportunities and Value Drivers Internal External Acquiring and improving inefficiently operated gaming properties Leveraging existing relationship with GLPI / PropCo to acquire operating businesses, such as the Meadows transaction, or partner with other REITs WholeCo M&A, with potential future sale-leaseback optionality Potential Las Vegas presence, longer term Continue ramp up at Belterra Park with potential to unlock value through sale-leaseback transaction Opportunity to expand existing properties, e.g. Baton Rouge Continue to optimize revenue by leveraging mychoice loyalty program, hotel management tools, and increased focus on table games where prudent Invest in attractive projects (entertainment, F&B, hotel, etc.) within existing properties to grow revenue and EBITDA, including casino remodels, focused gaming expansion and non-gaming amenities Over 450 acres of developable land in Lake Charles and Baton Rouge

Business update

FY 2015A Highlights by Region 2015 was a strong year for Pinnacle, with Consolidated Revenue and EBITDA of $2.3 billion (3.7% growth) and $617 million (5.5% growth), respectively The Company achieved strong margins at 26.9% and repaid $337 million of debt In addition, Pinnacle saw growth across the platform: Midwest – Revenue of $1,266 million (vs. $1,185 million in 2014) and EBITDA of $379 million (vs. $348 million in 2014) South – Revenue of $793 million (vs. $802 million in 2014) and EBITDA of $239 million (vs. $244 million in 2014) West – Revenue of $227 million (vs. $216 million in 2014) and EBITDA of $82 million (vs. $78 million in 2014) Revenue ($ million) Cons. Adj. EBITDA Margin (%) Cons. Adj. EBITDA ($ million) +5.5%

PNK 2016 Performance Achieved all-time annual records in consolidated net revenues, consolidated Adjusted EBITDA, and Consolidated Adjusted EBITDA margin PNK’s business has demonstrated positive momentum in Q1 2016 Net Revenues are expected to be between $577 million and $583 million Consolidated Adjusted EBITDA is expected to be between $168 million and $174 million Consolidated Adjusted EBITDA in the 2016 first quarter included a negative impact of $2.9 million from estimated lost business volume in Lake Charles due to regional flooding that closed the I-10 corridor between Texas and Louisiana for four days in mid-March and a non-recurring addition to legal reserves The Company repaid $105 million of debt, bringing its total principal amount of debt to $3.512 billion at the end of the 2016 first quarter Notes: Normalized Q1 2015 EBITDA, adjusted for $3.6 million refund of a disputed vendor payment 3/31/16 Revenue of $582 million includes $2.4 million adjustment for unrealized business volume from regional flooding in Lake Charles 3/31/16 Adj. EBITDA of $174 million assumes mid-point 1Q16 EBITDA estimate per Company 8-K 1Q16 disclosure as of 4/11/16 of $171 million and includes a $2.9 million EBITDA adjustment for unrealized business volumes due to regional flooding in Lake Charles and a non-recurring addition to legal reserves Revenue ($ million) Cons. Adj. EBITDA Margin (%) Cons. Adj. EBITDA ($ million) +5.0% (1) (1) (3) (2) (3)

Update on Lake Charles Lake Charles experienced an 8% decrease in net revenues and 13% decrease in Adjusted EBITDA in 2015, as the market absorbed the addition of a new competitor that opened in December 2014 Lake Charles current EBITDA run rate is approximately $110 million vs. approximately $125 million prior to a new competitor opening Normalized market growth in December 2015 with full year gaming revenues for the market growing 26%, driven primarily by additional gaming supply to meet the market's untapped demand Spend per trip among mid-to-high-worth guests rebounded in Q4 2015 after three quarters of decline Maintained strong guest relationships with high levels of retention for guests in top three mychoice tiers Influx of new guests to the market; number of new mychoice members grew by 5% in Q4 2015 and 4% in 2015 Reinvestment as a percentage of revenue in 2015 was flat to 2014 FY 2015A Results Commentary FY 2016 Updates PNK expects similar reinvestment trend from 2015 to continue into 2016 Gaming revenue levels are stabilizing and the L’Auberge team has maintained its focus on streamlining its cost structure

Update on Lake Charles (cont’d) Despite a new competitor opening in December 2014, PNK believes the Lake Charles market still has meaningful demand upside potential when compared to mature gaming markets In terms of gaming revenue per adult, Lake Charles (core) is at $135, 51% less than mature gaming markets’ $273(5) Gaming revenue as % of MSA income for Lake Charles is only at 0.25%, less than half of mature gaming markets’ 0.58% Including an estimate for Coushatta, Lake Charles’ implied growth headroom is 37% Pinnacle believes the Lake Charles market has meaningful additional growth potential Commentary Lake Charles Gaming Revenue Comparison Notes: MSA Population and Income data is per July 2014 U.S. Census Bureau and November 2015 Bureau of Economic Analysis, respectively Represents state reported gaming revenue data in the LTM period at February 2016 Lake Charles Market includes estimated gaming revenue of $250 million for Coushatta, which is a Native American casino that does not report gaming revenue data Mature gaming markets consist of St. Louis, Council Bluffs, Kansas City, Detroit, Cincinnati, and Chicagoland Based on consensus and gaming commission information from the following mature markets: St. Louis, Council Bluffs, Kansas City, Detroit, Cincinnati and Chicagoland (1) (1) (2) (2,3) (2,4) Growth headroom: 51% Growth headroom: 37%

Update on Belterra Park Belterra Park made significant progress ramping up its operations in Q4 2015 and is entering 2016 with significant momentum Opened in May 2014 Ramp up is being achieved by generating increased awareness of property and its high quality, while simultaneously streamlining its expense structure In Q4 2015, net revenues grew by 22%, and achieved its best Adjusted EBITDA and Adjusted EBITDA margin since opening in 2014 Primarily driven by stronger net revenue, refinement of marketing reinvestment and streamlining of operating expense structure FY 2015A Results Commentary FY 2016 Updates Solid results in Q1 2016, and expects Belterra Park to continue registering significant improvements in its financial performance in 2016

Pinnacle – Key Equity Highlights High Quality, Broad Scale, Diversified Portfolio Strong Credit Metrics, Attractive Capitalization and Free Cash Flow Generation Leading Gaming Entertainment Platform Proven Operating Track Record With a History of Steady Growth and Prudent Capital Structure

Appendix

Portfolio Details

PNK – Gaming Property Portfolio

Segment		Property	Location	Year opened/ acquired	Casino space (sq ft)	Slot machines / VLT	Table games	Hotel rooms[1]	F&B outlets[2]	Parking spaces
Midwest segment	1	Ameristar Council Bluffs	Council Bluffs, IA	1996	38,500	1,497	24	444	8	3,027
	2	Ameristar East Chicago	East Chicago, IN	1997	56,000	1,718	68	288	6	2,468
	3	Ameristar Kansas City	Kansas City, MO	1997	140,000	2,249	71	184	12	8,320
	4	Ameristar St. Charles	St. Charles, MO	1994	130,000	2,457	77	397	14	6,775
	5	River City Casino	St. Louis, MO	2010	90,000	2,005	61	200	9	4,122
	6	Belterra Casino Resort	Florence, IN	2000	47,000	1,150	46	662	6	2,528
	7	Belterra Park	Cincinnati, OH	2014	51,800	1,329	–	–	6	2,900
		Subtotal			**553,300**	**12,405**	**347**	**2,175**	**61**	**29,558**
		% of total			*60.6%*	*59.1%*	*54.1%*	*45.2%*	*57.5%*	*66.5%*
South segment	1	Ameristar Vicksburg	Vicksburg, MS	1994	70,000	1,481	40	149	4	3,063
	2	Boomtown Bossier City	Bossier City, LA	1996	30,000	865	16	187	4	1,867
	3	Boomtown New Orleans	New Orleans, LA	1994	30,000	1,207	31	150	5	1,907
	4	L'Auberge Baton Rouge	Baton Rouge, LA	2012	74,000	1,440	49	205	8	2,400
	5	L'Auberge Lake Charles	Lake Charles, LA	2005	70,000	1,557	76	995	10	3,236
		Subtotal			**274,000**	**6,550**	**212**	**1,686**	**31**	**12,473**
		% of total			*30.0%*	*31.2%*	*33.1%*	*35.0%*	*29.2%*	*28.1%*
West segment	1	Amersitar Black Hawk	Black Hawk, CO	2001	56,000	1,285	62	535	5	1,500
	2	Cactus Petes and The Horseshu	Jackpot, NV	1956	29,000	764	20	416	9	912
		Subtotal			**85,000**	**2,049**	**82**	**951**	**14**	**2,412**
		% of total			*9.3%*	*9.8%*	*12.8%*	*19.8%*	*13.2%*	*5.4%*
		Total properties			**912,300**	**21,004**	**641**	**4,812**	**106**	**44,443**

Source: Company filings
Notes:
(1) Includes 284 rooms at Ameristar Council Bluffs operated by a third party and located on land owned by us and leased to such third party and 54 rooms at Belterra relating to the Ogle Haus Inn, which is owned and operated by us and located in close proximity to Belterra.
(2) Includes two outlets at Ameristar East Chicago and one outlet at Ameristar Kansas City that are leased to and operated by third parties.

Pinnacle Entertainment

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